EXHIBIT (99)(a)

EARNINGS RELEASE

February 12, 2025

Contact:	William D. Cable, Sr. President and Chief Executive Officer Jeffrey N. Hooper Executive Vice President and Chief Financial Officer 828-464-5620

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported fourth quarter and full year 2024 results with highlights as follows:

Fourth quarter 2024 highlights:

•	Net earnings were $3.6 million or $0.67 per share and $0.65 per diluted share for the three months ended December 31, 2024, as compared to $3.4 million or $0.64 per share and $0.62 per diluted share for the same period one year ago.
•	Net interest margin was 3.39% for the three months ended December 31, 2024, compared to 3.32% for three months ended December 31, 2023.

Full year 2024 highlights:

•	Net earnings were $16.4 million or $3.08 per share and $2.98 per diluted share for the year ended December 31, 2024, compared to $15.5 million or $2.87 per share and $2.77 per diluted share for the year ended December 31, 2023.
•	Cash dividends were $0.92 per share for the year ended December 31, 2024, compared to $0.91 per share for the prior year period.
•	Total loans were $1.14 billion at December 31, 2024, compared to $1.09 billion at December 31, 2023.
•	Non-performing assets were $4.4 million or 0.27% of total assets at December 31, 2024, compared to $3.9 million or 0.24% of total assets at December 31, 2023.
•	Total deposits were $1.48 billion at December 31, 2024, compared to $1.39 billion at December 31, 2023.
•	Core deposits, a non-GAAP measure, were $1.34 billion or 90.17% of total deposits at December 31, 2024, compared to $1.24 billion or 89.30% of total deposits at December 31, 2023.
•	Net interest margin was 3.36% for the year ended December 31, 2024, compared to 3.51% for the year ended December 31, 2023.

Net earnings were $3.6 million or $0.67 per share and $0.65 per diluted share for the three months ended December 31, 2024, as compared to $3.4 million or $0.64 per share and $0.62 per diluted share for the prior year period.  William D. Cable, Sr., President and Chief Executive Officer, attributed the increase in fourth quarter net earnings to an increase in net interest income, a decrease in the provision for credit losses and an increase in non-interest income,which was partially offset by an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $13.8 million for the three months ended December 31, 2024, compared to $13.3 million for the three months ended December 31, 2023.  The increase in net interest income is due to a $1.2 million increase in interest income, partially offset by a $690,000 increase in interest expense.  The increase in interest income is primarily due to a $1.3 million increase in interest income and fees on loans and a $83,000 increase in interest income on investment securities, which were partially offset by a $154,000 decrease in interest income on balances due from banks.  The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases implemented by the Federal Reserve between December 2022 and July 2023.  The increase in interest income on investment securities is primarily due to increases in yields on variable rate securities and higher yields on securities held during the more recent reporting period.  The decrease in interest income on balances due from banks is due to a reduction in balances outstanding and rate decreases implemented by the Federal Reserve since September 2024.  The increase in interest expense is due to an increase in balances of interest-bearing liabilities and an increase in rates paid on interest-bearing liabilities.  Net interest income after the provision for credit losses was $14.0 million for the three months ended December 31, 2024, compared to $12.9 million for the three months ended December 31, 2023.  The provision for credit losses for the three months ended December 31, 2024 was a recovery of $205,000, compared to an expense of $405,000 for the three months ended December 31, 2023.  The decrease in the provision for credit losses is primarily attributable to a $609,000 decrease in the reserve for losses associated with Hurricane Helene, which impacted western North Carolina in late September 2024.  The reserve for losses associated with Hurricane Helene was $669,000 at September 30, 2024, compared to $60,000 at December 31, 2024.  There were no losses associated with Hurricane Helene during the three months ended December 31, 2024.  Minimal losses are expected as a result of Hurricane Helene.

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Non-interest income was $7.1 million for the three months ended December 31, 2024, compared to $6.1 million for the three months ended December 31, 2023.  The increase in non-interest income is primarily attributable to a $900,000 increase in appraisal management fee income due to an increase in appraisal volume.

Non-interest expense was $16.5 million for the three months ended December 31, 2024, compared to $14.6 million for the three months ended December 31, 2023.  The increase in non-interest expense is primarily attributable to a $668,000 increase in salaries and employee benefits expense primarily due to increases in salary and supplemental executive retirement plan expenses, a $722,000 increase in appraisal management fee expense due to an increase in appraisal volume and a $484,000 increase in other non-interest expense primarily due to increases in consulting fees and debit card fraud expense.

Net earnings were $16.4 million or $3.08 per share and $2.98 per diluted share for the year ended December 31, 2024, compared to $15.5 million or $2.87 per share and $2.77 per diluted share for the prior year .  The increase in net earnings is primarily attributable to an increase in non-interest income and a decrease in the provision for credit losses, which were partially offset by a decrease in net interest income and an increase in non-interest expense, compared to the prior year, as discussed below.

Net interest income was $54.1 million for the year ended December 31, 2024, compared to $54.7 million for the year ended December 31, 2023.  The decrease in net interest income is due to a $9.5 million increase in interest expense, partially offset by a $8.9 million increase in interest income.  The increase in interest income reflects a $7.4 million increase in interest income and fees on loans, a $580,000 increase in interest income on balances due from banks and a $878,000 increase in interest income on investment securities.  The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases implemented by the Federal Reserve between December 2022 and July 2023.  The increase in interest income on balances due from banks is also due to an increase in average balances outstanding and Federal Reserve rate increases.  The increase in interest income on investment securities is primarily due to increases in yields on variable rate securities and higher yields on securities held during the more recent reporting period.  The increase in interest expense is due to an increase in increase in balances of interest-bearing liabilities and an increase in rates paid on interest-bearing liabilities.  Net interest income after the provision for credit losses was $54.4 million for the year ended December 31, 2024, compared to $53.2 million for the year ended December 31, 2023.  The provision for credit losses for the year ended December 31, 2024 was a recovery of $285,000, compared to an expense of $1.6 million for the year ended December 31, 2023.  The decrease in the provision for credit losses is primarily attributable to a reduction in reserves on construction loans, which was due to a decrease in construction loan balances outstanding with approximately $37.9 million in construction loans being paid off or transitioning to permanent financing in loan categories within the portfolio with lower loss rates than the construction pool during the year ended December 31, 2024.  Net charge-offs for the year ended December 31, 2024 were $1.4 million, compared to $306,000 for the year ended December 31, 2023.  The increase in net charge-offs during the year ended December 31, 2024, compared to the year ended December 31, 2023, is primarily due to commercial and industrial loan charge-offs of $432,000 during the year ended December 31 2024, which were previously reflected in reserves on individually evaluated loans.

Non-interest income was $27.7 million for the year ended December 31, 2024, compared to $22.9 million for the year ended December 31, 2023.  The increase in non-interest income is primarily attributable to a $2.5 million net loss on the sales of securities during the year ended December 31, 2023 compared to a $5,000 net gain on the sales of securities during the year ended December 31, 2024, and a $2.1 million increase in appraisal management fee income due to an increase in appraisal volume in 2024.

Non-interest expense was $61.2 million for the year ended December 31, 2024, compared to $56.1 million for the year ended December 31, 2023.  The increase in non-interest expense is primarily attributable to a $1.6 million increase in salaries and employee benefits expense primarily due to increases in salary and supplemental executive retirement plan expenses, a $724,000 increase in occupancy expense that includes a $362,000 write-off of leasehold improvements for the Bank’s branch in Cary, North Carolina, which was closed in June 2024, a $1.7 million increase in appraisal management fee expense due to an increase in appraisal volume and a $1.0 million increase in other non-interest expense primarily due to increases in consulting fees and debit card fraud expense.

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Income tax expense was $1.0 million for the three months ended December 31, 2024, compared to $984,000 for the three months ended December 31, 2023.  The effective tax rate was 22.44% for the three months ended December 31, 2024, compared to 22.24% for the three months ended December 31, 2023.  Income tax expense was $4.6 million for the year ended December 31, 2024, compared to $4.4 million for the year ended December 31, 2023.  The effective tax rate was 21.86% for the year ended December 31, 2024, compared to 21.97% for the year ended December 31, 2023.  Income tax expense for the year ended December 31, 2024 reflects the revaluation of the deferred tax asset due to planned reductions in the North Carolina corporate income tax rate, which will be phased out over a five year period, starting in 2025.

Total assets were $1.65 billion as  of  December 31, 2024, compared to $1.64 billion as of December 31, 2023.  Available for sale securities were $388.0 million as of December 31, 2024, compared to $391.9 million as of December 31, 2023.  Total loans were $1.14 billion as of December 31, 2024, compared to $1.09 billion at December 31, 2023.

Non-performing assets were $4.8 million or 0.29% of total assets at December 31, 2024, compared to $3.9 million or 0.24% of total assets December 31, 2023.  Non-performing assets include $3.7 million in residential mortgage loans, $463,000 in commercial mortgage loans, $257,000 in other loans, and $369,000 in other real estate owned at December 31, 2024, compared to $3.3 million in residential mortgage loans, $76,000 in commercial mortgage loans and $464,000 in other loans at December 31, 2023.

The allowance for credit losses on loans was $10.0 million or 0.88% of total loans at December 31, 2024, compared to $11.0 million or 1.01% at December 31, 2023.  The decrease in the allowance for credit losses on loans is primarily due to a $503,000 decrease in allowance for other construction loans, all land development, and other land loans as a result of loan balance decreases in this category during the year ended December 31, 2024 and a $364,000 decrease in allowance for commercial and industrial loans primarily due to a $432,000 decrease in reserves on individually evaluated loans in this category at December 31, 2024 compared to December 31, 2023 due to charge offs during the first quarter of 2024.  The allowance for credit losses on unfunded commitments was $1.1 million at December 31, 2024, compared to $1.8 million at December 31, 2023.  The decrease in the allowance for credit losses on unfunded commitments was primarily due to a $503,000 decrease in the allowance for other construction loans and all land development and other land loans resulting from a $19.6 million decrease in unfunded commitments in this category during the year ended December 31, 2024.  The allowance for credit losses on unfunded commitments is included in other liabilities on the Company’s consolidated balance sheets.  Management believes the current level of the allowance for credit losses is adequate; however, there is no guarantee that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.48 billion as of December 31, 2024, compared to $1.39 billion as of December 31, 2023.  Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.34 billion at December 31, 2024, compared to $1.24 billion at December 31, 2023.  Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability.  Certificates of deposit in amounts of more than $250,000 totaled $145.9 million at December 31, 2024, compared to $148.9 million December 31, 2023.

Securities sold under agreements to repurchase were zero at December 31, 2024, compared to $86.7 million at December 31, 2023.  The decrease in securities sold under agreements to repurchase is due to customers transferring funds from securities sold under agreements to repurchase to deposits held via the IntraFi network’s Insured Cash Sweep (“ICS”) program during the year ended December 31, 2024.  Junior subordinated debentures were $15.5 million at December 31, 2024 and December 31, 2023.  Shareholders’ equity was $130.6 million, or 7.90% of total assets, at December 31, 2024, compared to $121.0 million, or 7.40% of total assets, at December 31, 2023.

Peoples Bank operates 16 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties.  The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties.  The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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CONSOLIDATED BALANCE SHEETS
December 31, 2024 and 2023
(Dollars in thousands)

	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
ASSETS:
Cash and due from banks	$30,919	$32,819
Interest-bearing deposits	28,347	49,556
Cash and cash equivalents	59,266	82,375

Investment securities available for sale	388,003	391,924
Other investments	2,728	2,874
Total securities	390,731	394,798

Mortgage loans held for sale	1,367	686

Loans	1,138,404	1,093,066
Less: Allowance for credit losses on loans	(9,995)	(11,041)
Net loans	1,128,409	1,082,025

Premises and equipment, net	14,847	16,702
Cash surrender value of life insurance	17,675	18,134
Accrued interest receivable and other assets	39,667	41,190
Total assets	$1,651,962	$1,635,910

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$402,254	$432,687
Interest-bearing demand, MMDA & savings	741,363	620,244
Time, over $250,000	145,939	148,904
Other time	195,175	190,210
Total deposits	1,484,731	1,392,045

Securities sold under agreements to repurchase	-	86,715
Junior subordinated debentures	15,464	15,464
Accrued interest payable and other liabilities	21,204	20,670
Total liabilities	1,521,399	1,514,894

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,457,646 shares at 12/31/24, 5,534,499 shares at 12/31/23	48,658	50,625
Common stock held by deferred compensation trust, at cost; 158,580 shares at 12/31/24, 163,702 shares at 12/31/23	(1,757)	(1,910)
Deferred compensation	1,757	1,910
Retained earnings	121,062	109,756
Accumulated other comprehensive loss	(39,157)	(39,365)
Total shareholders' equity	130,563	121,016

Total liabilities and shareholders' equity	$1,651,962	$1,635,910

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CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2024 and 2023
(Dollars in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$16,113	$14,812	$62,920	$55,507
Interest on due from banks	556	710	2,796	2,216
Interest on investment securities:
U.S. Government sponsored enterprises	2,334	2,497	9,979	9,365
State and political subdivisions	694	695	2,779	2,949
Other	689	442	2,259	1,825
Total interest income	20,386	19,156	80,733	71,862

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	2,847	1,843	10,237	6,731
Time deposits	3,396	3,250	14,316	7,916
Junior subordinated debentures	266	288	1,116	1,079
Other	67	505	985	1,417
Total interest expense	6,576	5,886	26,654	17,143

NET INTEREST INCOME	13,810	13,270	54,079	54,719
(RECOVERY OF) PROVISION FOR CREDIT LOSSES	(205)	405	(285)	1,566
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	14,015	12,865	54,364	53,153

NON-INTEREST INCOME:
Service charges	1,452	1,415	5,653	5,496
Other service charges and fees	158	187	685	697
Gain/(loss) on sale of securities	-	-	5	(2,488)
Mortgage banking income	94	97	357	301
Insurance and brokerage commissions	272	204	989	929
Appraisal management fee income	3,023	2,123	11,691	9,592
Miscellaneous	2,062	2,101	8,335	8,387
Total non-interest income	7,061	6,127	27,715	22,914

NON-INTEREST EXPENSES:
Salaries and employee benefits	7,800	7,132	28,209	26,640
Occupancy	2,024	1,979	8,686	7,962
Appraisal management fee expense	2,400	1,678	9,263	7,559
Other	4,263	3,779	14,992	13,983
Total non-interest expense	16,487	14,568	61,150	56,144

EARNINGS BEFORE INCOME TAXES	4,589	4,424	20,929	19,923
INCOME TAXES	1,030	984	4,576	4,377

NET EARNINGS	$3,559	$3,440	$16,353	$15,546

PER SHARE AMOUNTS
Basic net earnings	$0.67	$0.64	$3.08	$2.87
Diluted net earnings	$0.65	$0.62	$2.98	$2.77
Cash dividends	$0.19	$0.19	$0.92	$0.91
Book value	$24.64	$22.53	$24.64	$22.53

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FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2024 and 2023
(Dollars in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$439,338	$444,754	$442,097	$454,823
Loans	1,131,787	1,086,403	1,113,488	1,061,075
Earning assets	1,620,669	1,585,966	1,611,816	1,561,825
Assets	1,662,314	1,618,053	1,653,356	1,605,386
Deposits	1,493,385	1,387,224	1,465,965	1,395,265
Shareholders' equity	131,522	107,322	129,866	116,295

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.39%	3.32%	3.36%	3.51%
Return on average assets	0.85%	0.84%	0.99%	0.97%
Return on average shareholders' equity	10.77%	12.72%	12.59%	13.37%
Average shareholders' equity to total average assets	7.91%	6.63%	7.85%	7.24%

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	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$9,995	$11,041
Allowance for credit losses on unfunded commitments	1,101	1,770
(Recovery of) provision for credit losses (2)	(285)	1,566
Charge-offs (2)	(1,981)	(698)
Recoveries (2)	551	392

ASSET QUALITY:
Non-accrual loans	$4,440	$3,887
90 days past due and still accruing	-	-
Other real estate owned	369	-
Total non-performing assets	$4,809	$3,887
Non-performing assets to total assets	0.29%	0.24%
Allowance for credit losses on loans to non-performing assets	207.84%	284.05%
Allowance for credit losses on loans to total loans	0.88%	1.01%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.33%	0.30%
Risk Grade 2 (high quality)	19.87%	19.78%
Risk Grade 3 (good quality)	72.24%	72.96%
Risk Grade 4 (management attention)	6.45%	5.59%
Risk Grade 5 (watch)	0.57%	0.84%
Risk Grade 6 (substandard)	0.54%	0.53%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At December 31, 2024, including non-accrual loans, there was one relationships exceeding $1.0 million in the Watch risk grade, which totaled $1.5 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.  At December 31, 2023, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade, which totaled $4.9 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status.  This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.

(2) For the years ended December 31, 2024 and 2023, respectively.

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